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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934


       Date of Report  (Date of earliest event reported)  March 11, 1997


                           Reliability Incorporated
            (Exact name of registrant as specified in its charter)




      Texas                         0-7092                 75-0868913
(State or other                   (Commission          (I.R.S. Employer
jurisdiction of                      File            Identification Number)
  incorporation)                    Number)



      16400 Park Row, Houston, Texas                             77084
(Address of principal executive offices)                      (Zip code)




Registrant's telephone number, including area code:  (281) 492-0550















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                           RELIABILITY INCORPORATED


Items 1 - 4.  Not applicable

Item 5.  Other events

      On March 11, 1997 (effective March 10, 1997), the Registrant amended its Loan Agreement with Wells Fargo Bank (Texas) National Association ("Bank"), (Successor in interest to First Interstate Bank of Texas, N.A.) to increase its credit availability from $2,000,000 to $7,500,000 and to extend the term of the Loan Agreement to March 31, 2003. The amendment provided for a declining revolving line of credit, secured by the Company's receivables, inventory, equipment, machinery, furniture and fixtures. The amendment prohibits the payment of dividends by the Company unless otherwise agreed to by the Bank. The funds are available to the Company for working capital and general corporate purposes, as well as to purchase its common stock, as described below:

Item 6.  Not applicable.

Item 7.  Financial statements and Exhibits.

      The following exhibits are filed as part of this report:

      4.1   Loan Agreement, dated as of July 1, 1995, between
Reliability
         Incorporated and First Interstate Bank of Texas, N.A.

      4.2   First Amendment to Loan Agreement, dated as of March 10,
1997,
         between Reliability Incorporated and Wells Fargo Bank
         (Texas) National Association.

Items 8 - 9.  Not applicable.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Reliability Incorporated

Date:  March 19, 1997                    By: /s/  Max T. Langley
                                            Max T. Langley, Senior Vice
                                            President and Chief Financial
                                            Officer



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                           RELIABILITY INCORPORATED

                               Index to Exhibits


Exhibit
Number      Description of Exhibits                                      Page
-------     -----------------------                                      ----

 4.1        Loan Agreement, dated as of July 1, 1995, between              4
            Reliability Incorporated and First Interstate Bank of Texas, N.A.

 4.2        First Amendment to Loan Agreement, dated as of                36
            March 10, 1997, between Reliability Incorporated and Wells Fargo Bank (Texas) National Association



































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